Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 2021 relating to the financial statements of Tempest Therapeutics, Inc. appearing in the Current Report on Form 8-K of Tempest Therapeutics, Inc. filed on July 16, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte & Touche LLP

San Francisco, California

July 16, 2021